UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 1, 2016
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Decision (as defined and described in Item 8.01 below) is consistent with the guidance included in PG&E Corporation’s November 4, 2016 Business Update presentation furnished to the Securities and Exchange Commission with PG&E Corporation and the Utility’s Current Report on Form 8-K/A in connection with the release of PG&E Corporation’s financial results for the quarter ended September 30, 2016.  (These materials are also available through the “Investors” section of PG&E Corporation’s website at www.pgecorp.com.)

The information included in this Item 7.01 of this Current Report on Form 8-K is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

Pacific Gas and Electric Company’s (“Utility”) 2015 Gas Transmission and Storage (“GT&S”) Rate Case

On December 1, 2016, the California Public Utilities Commission (“CPUC”) approved a revised proposed decision (the “Decision”) in phase two of the Utility’s 2015 GT&S rate case, incorporating the $850 million shareholder-funded safety spend penalty assessed in the Penalty Decision.  The Decision was circulated on November 30, 2016 by the assigned administrative law judge, and reflects limited modifications to the proposed decision dated November 1, 2016 (“PD”), described in PG&E Corporation and the Utility's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Specifically, while the Decision disagrees with the Utility’s conclusion that the rate base offset creates a normalization violation, it authorizes the Utility to establish a Tax Normalization Memorandum Account to track relevant costs.  (In its comments on the PD, the Utility indicated that the normalization problem in the PD arises because the PD removed $689 million of capital additions from rate base, while retaining the tax benefits associated with those same capital additions.)

The Decision clarifies that it does not intend the rate base offset or the penalty generally, to create tax timing differences.  The CPUC intends that the Utility comply with normalization rules and wishes to avoid the potential adverse consequences of a finding of a normalization violation by the Internal Revenue Service (“IRS”).  The Decision also directs the Utility, if the Utility chooses to seek a ruling from the IRS on this subject, to file and serve a copy of the request at least 30 days before sending the request to the IRS, and authorizes the Utility to subsequently seek an appropriate adjustment to its revenue requirements and rate base, if the Utility receives a ruling from the IRS contradicting this Decision.

For more information about the 2015 GT&S rate case and the San Bruno Penalty Decision, see PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2015 and their joint Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ JASON P. WELLS
Dated: December 2, 2016		JASON P. WELLS
Senior Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ DAVID S. THOMASON
Dated: December 2, 2016		DAVID S. THOMASON
Vice President, Chief Financial Officer and Controller